EXHIBIT 99.1

Simmons First National Corporation Completes Acquisitions of Liberty Bancshares and Community First Bancshares

PINE BLUFF, Ark., Feb. 27, 2015 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) announced today the completion of the acquisition of Liberty Bancshares, Inc., the parent company of Liberty Bank headquartered in Springfield, Missouri, and Community First Bancshares, Inc., the parent company of First State Bank headquartered in Union City, Tennessee. Definitive agreements to acquire both companies were previously announced in May 2014 and approvals from Simmons, Liberty and Community First shareholders were received in November 2014.

"These acquisitions bring together three high-performing organizations with a shared commitment to associates, customers, communities and shareholders," said George A. Makris, Jr., Chairman and CEO of Simmons First National Corporation. "Together, we create a premier community banking organization positioned for continued, long-term success."

With the completion of these acquisitions, Simmons has approximately $7.6 billion in assets, $4.7 billion in loans, $6.2 billion in deposits, over 2,000 associates and more than 160 locations across Arkansas, Kansas, Missouri and Tennessee. The company will benefit from significant growth opportunities through its expanded footprint and its balance sheet with exceptional asset quality and solid core deposit funding.

Both Liberty and First State Bank will temporarily remain separate banks and continue their operations as subsidiaries of Simmons First National Corporation until they are merged into Simmons First National Bank ("Simmons Bank"). The Liberty Bank conversion is slated for completion April 24, 2015, followed by the First State Bank conversion, which is scheduled for completion September 4, 2015. "After months of planning and hard work by associates from all three banks, we are looking forward to implementing and completing the integration process," said Marty Casteel, Chairman and CEO of Simmons Bank. "Liberty and First State customers should continue their banking as usual and will receive the same great service from the same associates they have come to know and trust. We are working closely with teams at both banks to ensure the transition for customers is as easy and seamless as possible."

Liberty Chairman and CEO, Gary Metzger, will join Simmons Bank as Regional Chairman of Missouri and Kansas. John Clark, President and CEO of Community First, will become Regional Chairman of Tennessee.

About Simmons First National Corporation

Simmons First National Corporation is a financial holding company, headquartered in Pine Bluff, Arkansas with total assets of $7.6 billion conducting financial operations throughout Arkansas, Kansas and Missouri. Our wholly-owned subsidiary, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. The company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC."

About Liberty Bancshares, Inc.

Liberty Bancshares, Inc. of Springfield, Missouri, is the bank holding company for Liberty Bank. Liberty Bank serves southwest Missouri with 23 locations in 16 communities and offers a full range of banking, lending and insurance services and has earned the honor of being southwest Missouri's number one Small Business Administration lender for 15 consecutive years. As of December 31, 2014, Liberty Bancshares had assets of $1.1 billion.

About Community First Bancshares, Inc.

Community First Bancshares, Inc. operates as a bank holding company for First State Bank headquartered in Union City, Tennessee. As of December 31, 2014, the banking company had assets totaling over $1.9 billion and offices in the communities of Blount, Davidson, Dyer, Gibson, Haywood, Henderson, Knox, Madison, Obion, Robertson, Shelby, Sumner, Tipton, Weakley and Williamson counties in Tennessee. Its metropolitan markets include Collierville, Franklin, Gallatin, Goodlettsville, Hendersonville, Jackson, Knoxville, Nashville, White House and Memphis.

Forward-Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Forward-looking statements regarding the Liberty Bancshares, Inc., and Community First Bancshares, Inc., acquisitions are based on currently available information. Actual results could differ materially after the consummation of these acquisitions. Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

CONTACT: FOR MORE INFORMATION CONTACT:

         DAVID W. GARNER
         Executive Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000
         Ticker symbol: SFNC